Exhibit 10.2

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SUBLEASE
Two Corporate Drive, First Floor South San Francisco, CA
This Sublease (“Sublease”), dated September 23, 2024 (“Execution Date”), is entered into by and between SENTI BIOSCIENCES, INC., a Delaware corporation (“Sublandlord”), and BKPBIOTECH INC., a Delaware corporation and JLSA2 THERAPEUTICS, INC., a Delaware corporation (jointly and severally, the “Subtenant”).
1.BASIC SUBLEASE PROVISIONS
1.Sublease Premises: The Sublease Premises (“Sublease Premises”) consist of approximately [***] rentable square feet, located on [***] of the building located at Two Corporate Drive, South San Francisco, California “Building”). The Sublease Premises demised hereunder consist of [***] of the approximately 38,694 rentable square feet which are demised pursuant to the Master Lease (the “Master Premises”). The Sublease Premises are depicted on Exhibit A to this Sublease. Subtenant recognizes that there are areas of the Master Premises that are not separately demised and are spaces shared in common between the occupants of the Master Premises (the “Shared Areas”), including, but not limited to, shared restrooms and a mother s room. The Shared Areas are more fully depicted on Exhibit A. While Subtenant has a right to use and access the Shared Areas, Sublandlord shall control them (in a manner that does not deprive Subtenant of reasonable use of and access to such areas), and other parties may have access to the Shared Areas (“Other Occupants”). Subtenant acknowledges that Sublandlord and any Other Occupants are permitted to use the Shared Areas and all ingress and egress passageways in common with Subtenant, and Subtenant shall not be permitted to limit access to or use of any Shard Areas or ingress and egress passageways during the Sublease Term. Sublandlord may temporarily close the Shared Areas for maintenance, repairs, or alterations, and Subtenant shall have no right to abate Rent due to such temporary closures, provided Subtenant's access to the Subleased Premises is not restricted. Given the Sublease Premises and Master Premises are undemised, Subtenant shall abide by Sublandlord's reasonable rules and regulations, subject to reasonable modifications from time to time. The initial rules and regulations are outlined on Exhibit E (the “Rules and Regulations”), and any modifications thereto shall not materially increase Subtenant obligations, or materially decrease Subtenant's rights, under this Sublease.
1.1Master Landlord: Britannia Biotech Gateway Limited Partnership
1.2Master Lease: Lease dated July 17, 2018, as amended by the First Amendment to Lease dated May 8, 2019, as further amended by that certain Second Amendment to Lease, dated June 17, 2020 (the “Second Amendment”), as further amended by that certain Addendum to Lease dated May 3, 2021, (the “Addendum”), and collectively with the First and Second Amendments, as redacted, the “Master Lease”). A redacted copy of the Master Lease is attached hereto as Exhibit B.

1.3Sublease Term: Approximately 2 years and 7 months, beginning on the Sublease Commencement Date and ending on the Expiration Date, unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
1.4Sublease Commencement Date: The later of: (i) the date the Consent is obtained, and (ii) the date Sublandlord delivers the Sublease Premises to Subtenant. The Sublease Commencement Date is estimated to be October 1, 2024. Sublandlord shall deliver the Sublease Premises to Subtenant in the condition required hereunder within five (5) business days of Sublandlord's receipt of the Consent.
1.5Expiration Date: April 30, 2027
1.6Monthly Base Rent:

Months to Sublease Term	Monthly Base Rent
Commencement Date Month 12	$35,147.95
Month 13-24	$36,378.13
Months 25-April 30, 2027	$37,651.36

Base Rent only for [***] and Base Rent for [***] shall be abated, subject to the remaining provisions of this paragraph. For the avoidance of doubt, Subtenant shall pay all Additional Rent and Other Charges (as defined in Sections 4.3 and 4.4 below) due in connection with this Sublease during such abatement period. Notwithstanding anything set forth in this paragraph to the contrary, if Subtenant Defaults, and such Default results in the termination of the Sublease, then Sublandlord shall be entitled to recover, in addition to any other amounts due from Subtenant, the unamortized amount of the abated Base Rent, amortized on a straight-line basis over the Sublease Term.
1.7Subtenant's Share of Master Premises: [***]
1.8Subtenant's Use: General office, laboratory, research and development, and related uses, subject to Article 5 of the Master Lease.
1.9Subtenant's Address:
Prior to the Sublease Commencement Date:
[***]
[***]

After the Sublease Commencement Date: [***]
with a copy (in all cases) to:

RIMÔN PC
[***]
Attn: [***]

1.10Sublandlord's Address:
Senti Biosciences, Inc.
Two Corporate Drive, First Floor
South San Francisco, CA 94080
Attn: [***]
Telephone: [***]
With a copy to:
Valence LLP Attention: [***]
[***]
1.11Security Deposit: [***]
1.12Parking: [***] unreserved parking spaces, subject to the terms of Article 28 of the Master Lease.
1.13Brokers:

For Sublandlord:	CBRE
For Subtenant:	Cushman & Wakefield
1.14Deliverables.
(a) [***], for the first full month of Base Rent due on Subtenant's Sublease execution.
(b) [***], for the Security Deposit, due prior to receiving Landlord's Consent.
(c) Insurance certificates, due on the Sublease Commencement Date.
(d) Completed hazardous materials questionnaire attached to the Master Lease, due on Subtenant's execution of the Sublease.
1.15Definitions: Each of the terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given in such sections. Other capitalized words and phrases for which no definition is given in this Sublease shall have the meanings given them in the Master Lease. Unless otherwise indicated, all section references are to the sections of this Sublease.
2.DEMISE OF SUBLEASE PREMISES
2.1Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises upon and subject to the terms and conditions set forth in this Sublease. Sublandlord and Subtenant agree that the rentable area of the Sublease Premises for purposes of this Sublease shall be deemed to be the number of rentable square feet set forth in Section 1.1 of the Basic Sublease Provisions and shall not be subject to remeasurement except due to physical changes to the square footage (e.g. due to casualty or condemnation).

2.2Notwithstanding anything to the contrary, if as of the date that Sublandlord would otherwise deliver possession or early access of the Sublease Premises to Subtenant, Subtenant has not delivered to Sublandlord the Deliverables described in Section 1.15, then Sublandlord will have no obligation to deliver possession or early access of the Sublease Premises to Subtenant, but the failure on the part of Sublandlord to so deliver possession or early access of the Sublease Premises to Subtenant in such event will not serve to delay the occurrence of the Sublease Commencement Date or the Early Access Date, or affect the commencement of Subtenant's obligations to pay Rent set forth in this Sublease.
2.3Sublandlord may enter any part of the Sublease Premises at all reasonable hours, following not less than one (1) business day prior notice (or in any emergency or suspected emergency, at any hour and without prior notice), subject to Subtenant's security requirements (a) to inspect, test, clean, or make repairs, alterations and additions to the Sublease Premises as Sublandlord believes appropriate and is permitted under the Sublease, (b) post notices of non- responsibility, (c) to show the Sublease Premises to prospective lenders and purchasers, (d) to show the Sublease Premises to prospective subtenants or assignees at any time during the last six (6) months of the Sublease Term, (e) if necessary to access the Shared Areas, and/or, (f) if the Sublease Premises are vacated, to prepare them for reoccupancy. Sublandlord's facilities staff may enter the Sublease Premises without notice in connection with the provision of services requested by Subtenant. Sublandlord shall take reasonable measures not to unreasonably interfere with Subtenant's operations in connection with such entries. Sublandlord shall have no restrictions on entering the Shared Areas.
2.4During the Sublease Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing furniture and equipment located in the Sublease Premises and described more particularly on Exhibit D attached hereto (the “Existing Furniture”). The Existing Furniture is the property of Sublandlord. Subtenant accepts the Existing Furniture in its "as-is, where-is and with all faults" condition and Subtenant acknowledges that Sublandlord has made no representations or warranties whatsoever with respect to the Existing Furniture including, without limitation, with respect to the ownership, working order of the Existing Furniture or fitness of the Existing Furniture for any particular purpose, and Subtenant further acknowledges that Sublandlord shall have no obligation to alter, maintain, repair, dis-assemble, re-assemble, move or install the Existing Furniture. Subtenant shall use the Existing Furniture only for the purposes for which such Existing Furniture is intended and shall be responsible for the proper maintenance, insurance, care and repair of the Existing Furniture, at Subtenant's sole cost and expense, to keep such Existing Equipment in the same condition as received (reasonable wear and tear excepted); provided, however, Subtenant shall not have an obligation to replace or repair any Existing Furniture that is beyond its useful life. Subtenant shall not materially modify, reconfigure or relocate any of the Existing Furniture except with the advance written permission of Sublandlord. No item of Existing Furniture shall be removed from the Sublease Premises without Sublandlord's prior written consent. Promptly following the expiration or earlier termination of this Sublease, Sublandlord and Subtenant will conduct a walk-through of the Sublease Premises (during normal business hours, unless otherwise mutually agreed by the parties) to catalog any items of damage, disrepair, misuse or loss among the Existing Furniture (reasonable wear and tear excepted). Subject to the foregoing, damage or loss which occurs after Sublandlord has delivered possession of the Sublease Premises shall be at Subtenant's risk.

3.SUBLEASE TERM
3.1The Sublease Term shall commence on the Sublease Commencement Date. Promptly following a request therefor, Subtenant agrees to execute a Sublease Commencement Date Certificate for the Sublease Premises in the form attached as Exhibit C setting forth the actual Sublease Commencement Date and the Expiration Date. In the event Subtenant fails to execute such Sublease Commencement Date Certificate within five (5) business days following delivery thereof to Subtenant, Subtenant shall be deemed to have approved all of the matters set forth in such certificate and such certificate shall be fully binding on Subtenant notwithstanding anything to the contrary herein.
3.2Unless sooner terminated or extended as provided herein, the Sublease Term shall end on the Expiration Date. However, the Sublease may be terminated prior to the Expiration Date if the Master Lease is terminated for any cause whatsoever (and Master Landlord does not require Subtenant to attorn) or if this Sublease is terminated as otherwise provided for herein and the Sublease Term shall end on such earlier termination. Notwithstanding any provision of this Sublease to the contrary, Sublandlord shall not voluntarily terminate the Master Lease (other than through the exercise of Sublandlord's existing Master Lease rights in connection with fire, casualty, or condemnation). Subtenant shall have no option to elect an early termination of the Sublease Term.
4.RENT
4.1The rent payable by Subtenant for the Sublease Premises shall consist of the Base Rent under Section 4.2, Additional Rent as described in Section 4.3 and Other Charges under Section 4.4. Base Rent, Subtenant's Share of Direct Expenses, Other Charges and any other sums payable by Subtenant under this Sublease are collectively referred to as “Rent”. Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease. Subtenant shall make all payments due to Sublandlord pursuant to this Sublease as follows: check, wire, or other form of payment specified in writing by Sublandlord from time to time.
4.2Beginning on the Sublease Commencement Date (subject to Section 1.7) and continuing thereafter on the first day of each calendar month during the Sublease Term, Subtenant shall pay to Sublandlord in advance, and without notice, demand, deduction or offset, the monthly Base Rent specified in Section 1.7 above in lawful money of the United States of America. If the Sublease Commencement Date is a day other than the first day of a calendar month or the Expiration Date is a day other than the last day of a calendar month, the Base Rent for such month will be prorated, based on a thirty (30) day month. Any pre-payments of rent for that first month shall be applied to the partial month in which the Sublease Commencement Date occurs, and then to the calendar month immediately following any period of abatement. Subtenant shall deliver in advance the first full month of Base Rent to Sublandlord together with Subtenant's executed counterpart of this Sublease.
4.3In addition to monthly Base Rent, as additional rent (“Additional Rent”) Subtenant shall be responsible for paying to Sublandlord Subtenant's Share of any Operating Expenses and Tax Expenses (collectively, “Direct Expenses”) as such terms are defined in the Master Lease, payable by Sublandlord under the Master Lease during the Sublease Term, to reimburse Master Landlord for taxes, insurance, operating expenses, common area maintenance charges, management fees, capital expenditures for required repairs or improvements and/or other expenses included in Direct Expenses. In the event that Sublandlord has collected more than an equitable share of such expenses from Subtenant and Other Occupants, Subtenant shall be reimbursed or credited an equitable share of the same. Sublandlord will use commercially reasonable efforts to pass through to Subtenant in a timely manner any statement or estimate of Direct Expenses received from Master Landlord. To the extent Direct Expenses are payable on a monthly estimated basis under the Master Lease, the Additional Rent in respect thereto shall be paid as and when Base Rent is due based upon Master Landlord s estimates; and upon any reconciliation of estimated and actual Direct Expenses (including without limitation any credits against Sublandlord's rental obligations under the Master Lease), the corresponding Additional Rent shall be adjusted between Sublandlord and Subtenant (with appropriate reimbursements or additional payments) within thirty (30) days after delivery to Subtenant of any reconciliation statement under the Master Lease. For purposes of calculating Additional Rent, Sublandlord shall be entitled to rely conclusively on Master Landlord s determination of estimated and actual Direct Expenses; provided, however, that if any adjustment of Additional Rent paid under the Master Lease results in a payment or credit to Sublandlord under the Master Lease for the period of the Sublease Term, such payment or credit shall be paid over or credited to Subtenant following receipt or credit to Sublandlord. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord or Subtenant pursuant to this Section 4.3, and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease.
4.4Throughout the Sublease Term, Subtenant also shall pay within fifteen (15) days after written notice from Sublandlord (i) any other fees, charges or other sums due under the Master Lease in connection with Subtenant's particular use and occupancy of the Sublease Premises, (ii) Subtenant's Share of the reasonable maintenance and repair (but not replacement) costs of the Shared Areas, provided damage to the Shared Area caused by Subtenant's misuse shall be solely at Subtenant's cost, (iii) costs related to Utilities (defined in Section 6.1 below) and Janitorial (defined in Section 6.2 below), and (iv) any gross receipts or rent tax respecting this Sublease, or any taxes assessed upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Subleased Premises or any portion of the Project (collectively, “Other Charges”). By way of illustration and not limitation, Other Charges include: (a) excess or after hours electrical service or heating, ventilating or air conditioning service supplied to the Sublease Premises at Subtenant's request; (b) services or benefits supplied to the Sublease Premises at Subtenant's request (or with Subtenant's acquiescence) for which Master Landlord reserves any right to impose a fee or charge separate from the Direct Expense Pass- Throughs; (c) to reimburse Master Landlord for taxes on personal property, equipment and fixtures located in or about the Sublease Premises during the Sublease Term; (d) to pay for any damage to the Building to the extent resulting from the act or omission of Subtenant or Subtenant's officers, employees, architects, engineers, contractors or other licensees, guests, visitors or other invitees, sub-subtenants, successors or assigns (collectively, the “Subtenant Parties”); and (e) for damages or other sums recoverable under the Master Lease to the extent the same is the result of any acts, omissions, or negligence by Subtenant its agents, employees, or contractors, or failure of performance or Default by Subtenant under this Sublease.
4.5All Rent shall be paid to Sublandlord at the address set forth in Section 1.11, or to such other person or such other place as Sublandlord may from time to time designate in writing. If any Rent is not paid within five (5) days of when due, Subtenant acknowledges that Sublandlord will incur additional administrative expenses and costs which are difficult or economically impractical to ascertain. Subtenant shall pay (i) an administrative charge to Sublandlord equal to [***], (ii) any attorneys fees reasonably incurred by Sublandlord by reason of Subtenant's failure to pay Rent and/or Other Charges when due hereunder, and (iii) interest at the Interest Rate (defined in Section 14.4), until fully paid. Neither demand for nor receipt of any late charge called for under this Sublease shall (i) operate to waive any default by Subtenant or provide a substitute for Subtenant's full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant's default. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual Bank Prime Loan rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Sublandlord and Subtenant shall reasonably agree upon if such rate ceases to be published) plus [***], and (ii) the highest rate permitted by Law. Notwithstanding the foregoing, Sublandlord will waive the imposition of a late charge and interest for the first late payment of Rent in any one (1) calendar year period, provided the Rent is paid within five (5) days of notice to Subtenant that the Rent is past due.
5.POSSESSION AND USE
5.1Sublandlord subleases the Sublease Premises to Subtenant, and Subtenant accepts the Sublease Premises and the Existing Furniture, strictly in their present “as is” and “with all faults” condition, except as set forth herein. Subtenant acknowledges that it has had full opportunity to inspect the condition of the Sublease Premises and Building and all laws, rules, regulations, and restrictions statutes, codes, regulations, ordinances, and restrictions of any municipal or governmental entity whether in effect now or later (“Laws”) relating to its use and condition. Except as set forth herein, Subtenant is not relying on any statement, representation or warranty made by or for Sublandlord with respect to the Sublease Premises or such Laws. Sublandlord represents and warrants that all systems and equipment serving the Sublease Premises, including, but not limited to electrical, HVAC, mechanical, and plumbing, and existing cabling, are (or will be) in good working order and condition as of the Sublease Commencement Date. Except as set forth herein, Sublandlord has no obligation to prepare, modify or alter the Sublease Premises, except that Sublandlord shall deliver the Sublease Premises to Subtenant in a broom-clean and decommissioned condition. Sublandlord's warranty under this Section 5.1 is expressly limited such that Sublandlord's sole liability or obligation under this warranty is to: (a) promptly request that Master Landlord repair any systems or equipment not in good working order to the extent required of Master Landlord under the Master Lease and thereafter to use reasonable efforts to cause Master Landlord to comply with its maintenance and repair obligations with respect thereto; and (b) to the extent such warranty items are the responsibility of Sublandlord under the Master Lease, to the extent the issue is brought to Sublandlord's attention within thirty (30) days following the Sublease Commencement Date, to promptly repair such systems and equipment at Sublandlord's cost. Subject to Sublandlord's obligations herein, Subtenant, by acceptance of possession of the Sublease Premises, conclusively acknowledges the Sublease Premises to be in good order and repair and in a tenantable condition and acceptable for its intended use.
5.2The Sublease Premises shall be used and occupied solely for Subtenant's Use as specified in Section 1.9 and for no other use or purpose. Subtenant's use of the Sublease Premises shall at all times comply with the relevant provisions of the Master Lease and all applicable Laws. Sublandlord makes no representation, express or implied, that Subtenant's Use is permitted in the Sublease Premises under applicable Laws.
6.SUBTENANT S UTILITY, MAINTENANCE AND REPAIR OBLIGATIONS; SUBLANDLORD S SERVICES
6.1Subtenant shall be responsible for the cost of all utilities (i.e. water, sewer, gas, electricity, heating, and air conditioning) consumed by Subtenant within the Sublease Premises and its share of the same within the Shared Areas during the Sublease Term, as well as its share of the PG&E Loan Repayment Amounts detailed in the Addendum to Master Lease (“Utilities”). The Utilities are not separately metered to the Sublease Premises. Sublandlord will, on a periodic basis, invoice Subtenant for such Utility consumption based equitable methodologies reasonably determined by Sublandlord and Subtenant, which shall factor in whether or not Subtenant's use is in excess of its Proportionate Share of the Master Premises. If Subtenant installs any gas lines pursuant to Article 9 below, Subtenant shall be responsible for any increase cost to the Utilities to the Master Premises as a result. Subtenant shall be responsible for all telecommunications, including phone and internet services, through direct contract with commercial providers of such services.
6.2Subtenant shall be responsible for and shall pay before delinquency all maintenance, repairs and replacements to the Sublease Premises and its equipment, to the extent Sublandlord is obligated to perform the same with respect to the Master Premises under the Master Lease. Subtenant shall also be responsible for reimbursing Sublandlord for any repairs to the Shared Areas and ingress and egress passageways to the extent the damage is caused by Subtenant or its agents, employees, licensees, invitees, tenants, or contractors. Sublandlord shall provide janitorial services to the Sublease Premises (“Janitorial”), and Subtenant shall reimburse Sublandlord on a period basis, for the Janitorial costs.
6.3Subtenant shall comply with all Laws, including, without limitation, the American s with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq. (the “ADA”) and other state and local laws governing access by the disabled, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Sublease Premises or to Subtenant's particular use or manner of use thereof, to the extent Sublandlord is obligated to comply with the same with respect to the Master Premises under the Master Lease.
7.INSURANCE & INDEMNIFICATION
7.1Throughout the Sublease Term, and beginning on the Sublease Commencement Date, Subtenant shall procure and maintain, at its own cost and expense, such insurance as is required to be carried by Sublandlord under the Master Lease to the extent it pertains to the Sublease Premises, naming Sublandlord, Master Landlord and any additional entities required under the Master Lease or reasonably requested by Sublandlord as additional insureds in the manner required therein. If the Master Lease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Sublease Premises, as well as alterations in the Sublease Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant's insurance required under this Section 7.1 prior to the Sublease Commencement Date.
7.2Each party hereto waives claims against the other for damage to property owned by the other party where such damage is covered under any policy of property damage insurance maintained (or required by this Sublease or the Master Lease to be maintained) by such party. Subtenant hereby waives claims against the Master Landlord and Sublandlord for death, injury, loss or damage of every kind and nature, if and to the extent that Sublandlord waives or releases such claims against Master Landlord under the Master Lease. In addition, subject to Section 7.4, Subtenant hereby waives any and all claims against Sublandlord in connection with the provision of any services by Sublandlord to Subtenant under this Sublease, including Utilities and Janitorial. Subtenant agrees to obtain, for the benefit of Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Master Lease.
7.3Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all third-party loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys fees and disbursements, which Sublandlord may incur to the extent by reason of: (i) any accident, damage or injury to any person or property occurring in, on or about the Sublease Premises from and after the Sublease Commencement Date; (ii) any breach or default under this Sublease by Subtenant; (iii) any work done in or to the Sublease Premises, either by or on behalf of Subtenant; (iv) any Hazardous Materials (defined in the Master Lease) brought upon or used in the Subleased Premises by Subtenant or Subtenant's officers, employees, agents, customers, licensees, or invitees or any person claiming through or under Subtenant, (v) any services Sublandlord undertakes to perform on behalf of Subtenant (including, but not limited to, Utilities and Janitorial), or (vi) any act, omission or negligence by Subtenant or any of its officers, employees, agents, customers, licensees or invitees, or any person claiming through or under Subtenant, including, without limitation, such parties use of or access to the Shared Area; provided, however, and notwithstanding anything to the contrary contained in this Section, Subtenant shall not be obligated to indemnify Sublandlord against any such loss, cost, damage, expense or liability to the extent caused by Sublandlord's negligence or willful misconduct, or that of its agents, employees or contractors. With respect to the Shared Areas, except to the extent of Sublandlord's negligence or intentional misconduct, Subtenant agrees to waive all claims against Sublandlord and shall indemnify, defend, and hold Sublandlord harmless from and against all third-party loss, cost, damage, expense, and liability, including, without limitation, reasonable attorneys fees and disbursements, which Sublandlord may incur by reason of Subtenant, its agents, employees, representatives, or contractors use of or access to the Shared Area.
7.4Sublandlord shall indemnify, defend and hold Subtenant harmless from and against all third-party loss, cost, damage, expense and liability, including, without limitation, reasonable attorneys fees and disbursements, which Subtenant may incur to the extent by reason of: (i) any accident, damage or injury to any person or property occurring in, on or about the Master Premises (excluding the Sublease Premises and Shared Areas) (“Sublandlord Premises”) from and after the Sublease Commencement Date; (ii) any breach or default under this Sublease by Sublandlord (unless the same was triggered by a breach or default by Subtenant); (iii) any Hazardous Materials brought upon or used in the Sublandlord Premises by Sublandlord or Sublandlord's officers, employees, agents, customers, licensees, or invitees or any person claiming through or under Sublandlord, or (v) any act, omission or negligence by Sublandlord or any of its officers, employees, agents, customers, licensees or invitees, or any person claiming through or under Sublandlord; provided, however, and notwithstanding anything to the contrary contained in this Section, Sublandlord shall not be obligated to indemnify Subtenant against any such loss, cost, damage, expense or liability to the extent caused by Subtenant's negligence or willful misconduct, or that of its agents, employees or contractors.
7.5Sublandlord shall not be liable to Subtenant for losses due to theft or burglary, or for damages done by unauthorized persons in or on the Master Premises or Building
8.ASSIGNMENT AND SUBLETTING
8.1Except with the prior written consent of Master Landlord and Sublandlord, Subtenant shall not (a) assign, convey or mortgage this Sublease or any interest under it; (b) allow any transfer thereof or any lien upon Subtenant's interest by operation of law; (c) further sublet the Sublease Premises or any part thereof; or (d) permit the occupancy of the Sublease Premises or any part thereof by anyone other than Subtenant. Sublandlord's consent to an assignment of this Sublease or sublease of all or any portion of the Sublease Premises shall not be unreasonably withheld, conditioned or delayed; provided, however it shall not be unreasonable for Sublandlord to withhold consent if: (i) the transferee intends to use the Sublease Premises for a purpose which is not permitted by the Master Lease or this Sublease; (ii) the transferee intends to use, generate, store, treat or dispose of hazardous substances on or about the Sublease Premises that are not permitted by the Master Lease; (iii) the transferee is either a government agency or instrumentality thereof; (iv) the transfer will result in more than a reasonable and safe number of occupants per floor within the Sublease Premises; (v) the transferee is not a party of reasonable financial worth and/or financial stability that has and will continue to have sufficient financial strength to perform all of the remaining obligations of Subtenant under the Sublease from and after the date of transfer, as reasonably determined by Sublandlord taking into account all relevant facts and circumstances; (vi) the transferee is a business competitor of Sublandlord (e.g. performs work in the area of gene and cell therapy); or (vii) the terms of the proposed transfer will allow the transferee to exercise a right of renewal, right of first offer, right of expansion or other similar right held by Subtenant (or will allow the transferee to occupy space leased by Subtenant pursuant to such right). Subtenant shall deliver to Sublandlord at least two (2) years of financial statements of the proposed transferee, which shall include cashflows, income statements and balance sheets. If Sublandlord consents to any assignment of this Sublease or further subletting of the Sublease Premises, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord. All costs of obtaining Master Landlord s consent to the same shall be borne by Subtenant and Subtenant shall reimburse Sublandlord for its out-of-pocket costs in providing its consent, including Sublandlord's legal fees (provided Sublandlord's legal fees shall not exceed [***] unless Subtenant requests material modifications to Sublandlord's consent form or Subtenant requests modifications to this Sublease or the Master Lease).
8.2No permitted assignment shall be effective and no permitted sub-sublease shall commence unless and until any Default by Subtenant hereunder has been cured. No permitted assignment or sub-subletting shall relieve Subtenant from Subtenant's obligations and agreements under this Sublease and Subtenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sub-subletting had been made.

8.3Any Bonus Rent realized by Subtenant in connection with any Transfer shall be shared by Sublandlord and Subtenant as follows: [***], after payment to Master Landlord of any amount required to be paid under the Master Lease. As used herein, “Bonus Rent” shall mean the excess of (i) all consideration received by Subtenant on account of a sublease or assignment over (ii) the sum of the Base Rent and Additional Rent payable by Subtenant to Sublandlord under this Sublease (prorated, in the case of a sub-sublease of less than all of the Sublease Premises, to reflect obligations allocable to only the portion of the Sublease Premises so sublet), after deducting any costs of improvements made to the Subject Space in connection with such Transfer (including architectural fees), free rent, rent abatement or tenant improvement allowance provided in connection with such Transfer, marketing expenses and brokerage commissions paid in connection with such Transfer, reasonable legal fees incurred in connection with such Transfer, and fees paid to Master Landlord in connection with request for consent.
8.4In the event Subtenant seeks to assign the Sublease or further sublease more than fifty percent (50%) of the Sublease Premises for substantially all of the Sublease Term, Sublandlord shall have the option, in lieu of consenting to such transfer to terminate the Sublease as to the affected portion of the Sublease Premises as of the proposed effective date of the proposed assignment or subletting set forth in Subtenant's notice. Such option to terminate shall be exercised, if at all, by Sublandlord giving Subtenant written notice thereof within thirty (30) days following Sublandlord's receipt of Subtenant's written request. In the event of such termination by Sublandlord, from and after the effective date of such termination, Sublandlord and Subtenant shall have no further obligations or liabilities to each other with respect to the affected portion of the Sublease Premises, except with respect to obligations or liabilities which have accrued as of, or survive, such termination (in the same manner as if such termination date were the date originally fixed for the expiration of the Sublease Term). Without in any manner limiting the rights of Sublandlord, following any such termination by Sublandlord, Sublandlord may sublease or assign the affected portion of the Sublease Premises to the prospective assignee or sublessee proposed by Subtenant, without liability to the Subtenant. In the event Sublandlord terminates the Sublease as to a portion of the Sublease Premises, as opposed to the entire Sublease Premises, Rent under the Sublease shall be proportionately abated on the per rentable square foot basis. Sublandlord's failure to exercise such termination right as herein provided shall not be construed as Sublandlord's consent to the proposed assignment or subletting.
9.ALTERATIONS
9.1Except as expressly provided in this Sublease, Subtenant shall not make any alterations in or additions to the Sublease Premises (“Alterations”) without the prior written consent of the Sublandlord which shall be given or withheld in Sublandlord's reasonable discretion. It shall be reasonable for Sublandlord to withhold consent to a proposed Alteration if Sublandlord has a good faith belief that the Alteration will materially interrupt the use and enjoyment of the Sublandlord (or other occupant) of the remainder of the Master Premises. Subtenant has no right to perform Alterations in the Shared Areas.
9.2Notwithstanding any other provisions in this Sublease, no Alterations shall be made that would constitute a Default or event of default under the Master Lease. If Sublandlord consents to any Alterations, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord, if required and Subtenant shall pay all costs of seeking or obtaining Master Landlord s consent. If Alterations by Subtenant are permitted or consented to by Master Landlord, Subtenant shall comply with all of the covenants of Sublandlord contained in the Master Lease pertaining to the performance of such Alterations.
9.3Subject to Section 7.2 above, Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of any Alterations constructed or made by Subtenant, including those Alterations permitted under the terms of this Sublease.

9.4Any permitted Alterations shall be made at Subtenant's sole cost and expense, including any cost to comply with applicable laws and regulations, any management or supervision fee charged by Master Landlord, and any removal or restoration costs necessary or incurred pursuant to the provisions of the Master Lease or if removal and restoration is required by Sublandlord in Sublandlord's reasonable discretion. If Sublandlord requires any Alteration to be removed and restored at the end of the Sublease Term, Sublandlord shall make such election and notify Subtenant at the time Subtenant seeks Sublandlord's consent to the Alteration. Subtenant shall reimburse Sublandlord for the reasonable review fees by third-party consultants and for the review of plans or any inspections that Sublandlord reasonably deems necessary with regards to the requested Alterations.
9.5Subject to the terms of the Master Lease and Master Landlord s consent, prior to the termination of the Sublease, Subtenant shall have the right to remove from the Subleased Premises any specialized Alteration installed by and paid for by Subtenant, so long as Subtenant restores the Premises to the previous condition and repairs any damage resulting from such removal.
9.6Subtenant may not change any key, key card, security system, or locking device on any door to or within the Sublease Premises or Master Premises.
10SURRENDER
10.1On the Expiration Date, or upon the earlier termination of this Sublease or of Subtenant's right to possession of the Sublease Premises, Subtenant shall at once surrender and deliver up the Sublease Premises to Sublandlord in the same condition as existed on the Sublease Commencement Date, reasonable wear and tear and approved or permitted Alterations, the removal of which is not required pursuant to the express terms and provisions of this Sublease excepted; provided, however, conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed reasonable wear and tear. Subtenant shall surrender to Sublandlord all keys to the Sublease Premises.
10.2As between Sublandlord and Subtenant, Subtenant shall not be required to remove any alterations performed by Sublandlord prior to the Sublease Commencement Date or to restore the Sublease Premises to their condition prior to Sublandlord's making of such alterations.
10.3If Sublandlord is required under the Master Lease to remove any alterations performed by Sublandlord prior to the Expiration Date, Subtenant shall permit Sublandlord to enter the Sublease Premises for a reasonable period of time, subject to such conditions as Subtenant may reasonably impose, for the purpose of removing such alterations and restoring the Sublease Premises as required by the Master Lease. However, if either Sublandlord or Subtenant reasonably determines that Sublandlord's entry prior to the Expiration Date is not compatible with Subtenant's continued use of the Sublease Premises, then Sublandlord's entry shall be permitted, but all Rent hereunder shall be abated during such incompatibility period.
11CASUALTY AND EMINENT DOMAIN
In the event of any damage, destruction, casualty or condemnation affecting the Sublease Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease with respect to the Sublease Premises. Subtenant shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Master Premises or any material portion thereof.

12HOLDING OVER
Holding over by Subtenant is specifically prohibited, and Subtenant shall have no right to retain possession of the Sublease Premises following the expiration or earlier termination of the Sublease Term. If Subtenant fails to vacate the Sublease Premises or any portion thereof on or prior to the expiration or earlier termination of this Sublease, then, in addition to any other right or remedy of Sublandlord under this Sublease, at law or in equity, Subtenant shall pay to Sublandlord, in addition to Additional Rent and Other Charges, an amount equal to the greater of (a) [***], and (b) [***]. In addition, Subtenant shall be liable to Sublandlord for all damages incurred by Sublandlord as a result of such Holding Over (including, but not limited to, attorneys fees and expenses and any rent payable by Sublandlord to Master Landlord under the Master Lease) (including consequential damages) incurred by Sublandlord as a result of such holding over. No Holding Over by Subtenant or payment by Subtenant after the expiration or earlier termination of this Sublease shall be construed to extend the Sublease Term or prevent Sublandlord from immediately recovering possession of the Sublease Premises by summary proceedings or otherwise.
13ENCUMBERING TITLE
13.1Subtenant shall not do any act which in any way encumbers the title of Master Landlord in and to the Building nor shall the interest or estate of Master Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Sublease Premises or Building arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Master Landlord in and to the Building and the interest of Sublandlord in the Master Premises.
13.2Without limiting the generality of the foregoing, Subtenant shall not permit the Sublease Premises or Building to become subject to any mechanics, laborers or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Sublease Premises by, or at the direction or sufferance of, Subtenant.
14.SUBTENANT'S DEFAULT
14.1Any one or more of following events shall be considered a “Default” by Subtenant, as such term is used in this Sublease:
•Subtenant fails to make any payment of Rent required to be made by Subtenant within three (3) business days following notice from Sublandlord that the same is past due;
•Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant, and such failure continues for more than twenty (20) days after notice thereof in writing to Subtenant; provided, however, in the event Subtenant shall reasonably require in excess of twenty (20) days to cure such default, then Subtenant shall have such additional time (not to exceed sixty (60) days) to cure, provided that Subtenant shall have commenced to cure within such twenty (20)-day period, and thereafter diligently prosecutes the same to completion.; or
•The breach of the same rule under the Rules and Regulations, on more than (3) occasions, following written notice from Sublandlord on each occasion; or

•Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or
•Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or
•Subtenant shall (i) abandon the Sublease Premises during the Term for a continuous period in excess of five (5) consecutive business days and Subtenant is during that time in Default of its other obligations under this Sublease (Subtenant waives any right to notice Subtenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Section 14.1 being deemed such notice to Subtenant as required by said Section 1951.3) or (ii) assign this Sublease or further sublet the Sublease Premises other than in strict accordance with Section 8 of this Sublease; or
•Subtenant fails to secure insurance or to provide proper evidence of insurance as set forth in Section 7 of this Sublease and does not cure such failure within five (5) business days following notice from Sublandlord or fails to keep the Sublease Premises or the Building free of lien claims as set forth in Section 13 of this Sublease where such failure is not cured within ten (10) business days following receipt of notice or actual knowledge of the imposition of any such lien; or
•Subtenant, by its act or omission, causes an event or condition under the Master Lease which either is a default thereunder, or subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a default thereunder, and such default is not cured within the greater of (a) five (5) days less than any period allowed under the Master Lease (provided that where notice from Master Landlord is required and given under the Master Lease, Sublandlord agrees to use good faith efforts to provide as quickly as reasonably practicable a copy of any such notice to Subtenant), or (b) three (3) business days from Sublandlord's written notice of such default to Subtenant.
14.2Upon the occurrence of any one or more Default(s), Sublandlord may exercise any remedy against Subtenant which Master Landlord may exercise for default by Sublandlord under the Master Lease or under applicable law. Without limiting the generality of the foregoing, Sublandlord may exercise the damage remedies available under any applicable law, including without limiting the foregoing, California Civil Code Sections 1951.2 and 1951.4 or any similar or successor statute which provides that a lessor may continue a lease in effect and recover damages as they become due. Subtenant expressly acknowledges and agrees that the restrictions on assignment and sub-subletting imposed by this Sublease are reasonable for purposes of California Civil Code Section 1951.4 and any successor or similar statute.
14.3If Sublandlord provides Subtenant with written notice of Subtenant's failure to comply with any specific provision of this Sublease on three (3) separate occasions during any twelve (12) month period, Subtenant's subsequent violation of such provision shall, at Sublandlord's option, be an incurable Default by Subtenant. All notices sent under this Article shall be in satisfaction of, and not in addition to, notice required by law.

14.4If Subtenant shall default in the observance or performance of any term or covenant of this Sublease on Subtenant's part to be observed or performed, and if such default has not been cured following five (5) business days notice to Subtenant (or such shorter time in the event of an emergency or otherwise specified in this Sublease), then Sublandlord may (but shall not be obligated to), immediately or at any time thereafter, perform the same for the account of Subtenant. If Sublandlord makes any expenditure or incurs any obligation for the payment of money in connection therewith (including, without limitation, reasonable attorneys fees and disbursements,), then such sums paid, or obligations incurred, together with interest thereon at the lesser of (i) [***] or (ii) the maximum rate allowable under Law from the date of the expenditure until repaid (the “Interest Rate”), shall be deemed to be Other Charges under this Sublease and shall be paid by Subtenant to Sublandlord within five (5) days after Sublandlord's demand therefor. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.
15.PROVISIONS REGARDING MASTER LEASE
15.1This Sublease and all rights of the parties hereunder, are subject and subordinate to all of the terms, covenants and conditions of the Master Lease, except as otherwise expressly provided to the contrary in this Sublease. Subtenant agrees that it will not, by its act or omission to act, cause a default under the Master Lease. Sublandlord agrees it will not, by its act or omission to act, cause a default under the Master Lease (unless the default is caused by Subtenant). In furtherance of the foregoing, the parties hereby acknowledge, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Sublease Premises, and in order to protect Sublandlord against a Default by Subtenant which might cause an event of default by Sublandlord under the Master Lease, Sublandlord and Subtenant covenant and agree as set forth in this Article 15.
15.2Except as otherwise expressly provided in this Sublease, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Sublease Premises and/or which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord, unless Sublandlord is prevented from performing such due to Subtenant's actions or inactions, including a Default by Subtenant. Except as otherwise expressly provided in this Sublease, Subtenant shall perform all affirmative covenants, and shall refrain from performing any act which is prohibited by the negative covenants, of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Sublease Premises. In addition, whenever any period for notice from “Tenant” to “Landlord” is specified under the Master Lease, or any period within which “Tenant” is required to do anything under the Master Lease, the period applicable to Subtenant's obligation to give such notice to Sublandlord or to perform under this Sublease shall be two (2) business days shorter than the corresponding period applicable to “Tenant” or “Lessee” under the Master Lease (so that Sublandlord shall always have at least two (2) business days within which to give its own notice or performance to Master Landlord); further, wherever any period for notice from “Landlord” or “Lessor” to “Tenant” or “Lessee” is specified under the Master Lease, Sublandlord shall similarly have an additional period of at least two (2) business days within which to give notice to Subtenant under this Sublease (provided that Subtenant shall always have at least two (2) business days within which to respond to such notice).
15.3Sublandlord shall not agree to an amendment to the Master Lease which materially adversely affects Subtenant's access to or occupancy of the Sublease Premises, or otherwise materially increases Subtenant's obligations, or materially decreases Subtenant's rights, under this Sublease, unless Sublandlord shall first obtain Subtenant's prior written approval to such amendment. However, it is expressly agreed that: (a) if, without the fault of Sublandlord, the Master Lease should terminate prior to the Expiration Date, Sublandlord shall have no liability to

Subtenant; and (b) to the extent the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease due to casualty or condemnation, Sublandlord shall be entitled to exercise or not exercise such right in its reasonable discretion and without liability to Subtenant.
15.4So long as Subtenant is not in Default, Subtenant shall be entitled to all of the services and benefits with respect to the Sublease Premises which are to be provided by Master Landlord under the Master Lease. Notwithstanding anything to the contrary, Sublandlord shall have no duty or obligation to perform any agreements, covenants and/or obligations of Master Landlord under the Master Lease. By way of illustration, Sublandlord shall not be obligated: (a) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (b) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (c) to comply with any Laws with which Master Landlord has agreed in the Master Lease to comply, if any, (d) to comply with any insurance provisions of the Master Lease with which Master Landlord has agreed in the Master Lease to comply, or (e) to take any action with respect to the operation, administration or control of the Project or any of the Common Areas that Master Landlord has agreed in the Master Lease to take. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its agreements, covenants and/or obligations under the Master Lease, nor shall such default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations under this Sublease, including without limitation the obligation to pay Rent; and Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision, now or hereafter in effect, which would give Subtenant the right to make repairs at the expense of Sublandlord, or to claim any actual or constructive eviction by virtue of any interruption in access, services or utilities to, or any failure to make repairs in or to, the Sublease Premises or the Building. Notwithstanding the foregoing, the parties do contemplate that Master Landlord will, in fact, perform its obligations under the Master Lease, that Sublandlord shall use good faith and diligent efforts to enforce the rights of the "Tenant" under the Master Lease on behalf of Subtenant, and that in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, promptly make demand upon Master Landlord to perform its obligations under the Master Lease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublandlord and provides Sublandlord with security reasonably satisfactory to Sublandlord to pay such costs and expenses, Sublandlord will take appropriate legal action to enforce the Master Lease. Any non-liability, release, waiver, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to apply under this Sublease and inure to the benefit of both Sublandlord and Master Landlord.
15.5If Subtenant desires to take any action which requires the consent of Master Landlord under the terms of the Master Lease, then, notwithstanding anything to the contrary herein: (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease; (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord; and (c) Subtenant shall request that Sublandlord obtain Master Landlord s consent on Subtenant s behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent. Subtenant shall pay all costs reasonably incurred by Sublandlord in seeking or procuring Master Landlord s consent. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Master Landlord, and Master Landlord fails to give Master Landlord s approval or consent. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.
15.6Notwithstanding any other provision of this Sublease, Subtenant shall not have any rights in Section 2.2 of the Master Lease, that are personal to Sublandlord or its affiliates as expressly provided in the Master Lease. Furthermore, (i) all acknowledgements, representations and warranties made by Master Landlord in the Master Lease are made solely by Master Landlord and not by Sublandlord, (ii) any rights of Sublandlord to extend, renewal, expand, contract, cancel or terminate the Master Lease shall not apply to or benefit Subtenant in any manner, and (iii) Subtenant shall not have any right to require that Sublandlord otherwise exercise any option for Subtenant's benefit.
15.7In addition to the obligations of Subtenant under the terms of this Sublease as set forth in this Sublease (and except as otherwise expressly provided to the contrary in this Sublease), Subtenant shall also have and perform for the benefit of Sublandlord all obligations of the Tenant as are set forth in the Master Lease, which are hereby incorporated into this Sublease as though set forth herein in full, substituting Subtenant wherever the term "Tenant" appears, "Sublandlord" wherever the term "Landlord" appears, and "Sublease Premises" wherever the term "Premises" appears (except for the definition of Premises, Tenant s Address and Landlord's Address in the Basic Lease Information). Notwithstanding the foregoing, the following provisions of the Master Lease are hereby expressly excluded from this Sublease and not incorporated herein, except as expressly set forth or referenced elsewhere in this Sublease, and then only to the extent to set forth or referenced: Summary of Basic Lease Information except Sections 2.1 and 7; Section 1.1.1; Section 1.3; Section 2.2; Section 4.6 (except that Sublandlord will exercise reasonable discretion whether to exercise its audit rights if there is a material increase in costs chargeable to Sublandlord and a good faith reason for the audit); any language regarding deemed approval for alterations and the right to perform Permitted Alterations without consent in Section 8.1; the indemnification of Tenant in Section 10.1; the [***] cap on legal fees in the last sentence of Section 14.1; any language regarding deemed approval for subleases and assignments in Section 14.2; Section 19.5.2; Section 20 shall apply as to the Subleased Premises but not as to the Shared Space; Section 21; Section 25; Section 29.18; Section 29.24; Exhibit A; Exhibit B; Exhibit F; the entire First Amendment to Master Lease except for Section 4; and the entire Second Amendment to Master Lease. Furthermore, notwithstanding the foregoing, in the following provisions on the Master Lease which are incorporated herein, all references to "Landlord" shall refer only to "Master Landlord": Section 1.13; Section 4.4.1; Section 4.4.2; Section 5.3.1.4.3; Section 6.1; Section 7.2; Section 10.2; Article 11; Article 13; Article 18; Section 24.1; and Section 2.1, 2.2, and 2.3 of the Addendum to Master Lease. For avoidance of doubt, Subtenant understands and agrees that any density caps set forth in the Master Lease shall be subject to any applicable Laws or other restrictions imposed by Landlord or any government authority in connection with COVID-19 or otherwise.
15.8As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Master Lease and their respective counterpart provisions in the Master Lease shall be excluded only to such extent.
15.9In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Master Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease.
15.10Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain. Subtenant shall be entitled to receive any abatement of Rent as to the Sublease Premises during the Sublease Term resulting from any casualty, condemnation or interruption of services that Sublandlord has actually received under the Master Lease, less any expenses incurred by Sublandlord in obtaining such abatement. Sublandlord shall use commercially reasonable efforts to enforce its abatement rights under the Master Lease and shall keep Subtenant reasonably apprised of all such efforts on request of Subtenant.
16.MASTER LANDLORD S CONSENT

16.1This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord's obtaining prior written consent to this Sublease (the Consent ). Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord in connection with the Consent with respect to the nature and operation of Subtenant's business, the financial condition of Subtenant, and any other information reasonably requested by Master Landlord. All fees imposed by Master Landlord related to the Consent shall be paid by Sublandlord.
16.2If Master Landlord fails to consent to this Sublease within forty-five (45) days after the Execution Date, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before, Master Landlord grants such consent; provided, however, neither party shall have a right to terminate pursuant to the foregoing if Master Landlord s refusal to grant consent is attributable to such party s actions or inaction.
16.3Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease and Master Landlord s consent hereto shall not (a) create privity of contract between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord shall have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Landlord s right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Sublease Premises, or as a waiver of Master Landlord s right to consent to any assignment by Subtenant of this Sublease or any subletting of the Sublease Premises or any part thereof.
17.SECURITY DEPOSIT
17.1On the Execution Date, Subtenant shall deposit with Sublandlord the Security Deposit in the amount specified in Section 1.12, as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. The Security Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's Default. If Subtenant defaults with respect to any provision of this Sublease, including but not limited to the provisions relating to the payment of Rent, Sublandlord, without prejudice to any other right or remedy it may have, may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's default, to repair damages to any part of the Sublease Premises or the Building, to clean the Sublease Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default. Following any application of the Security Deposit, Subtenant shall, within five (5) business days following Sublandlord's demand, restore the Security Deposit to its full original amount, and Subtenant's failure to restore the Security Deposit shall be deemed an event of default under this Sublease without further notice or cure period. In the event of bankruptcy or other insolvency proceedings filed by or against Subtenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Sublandlord for all periods prior to the effective date of such proceedings. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit.
17.2If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any unapplied balance thereof shall be returned to Subtenant within one hundred thirty (130) days following the Expiration Date or earlier termination of this Sublease. Subtenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Sublease Premises. Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees.
18.NOTICES
All notices which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if personally delivered, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight commercial courier service providing receipted delivery, in any such case (a) if to Subtenant, addressed to Subtenant at the address specified in the Basic Sublease Provisions or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord (provided, however, if Subtenant has abandoned the Sublease Premises, any such notice may be properly sent to Subtenant's agent for service of process), or (b) if for Sublandlord, addressed to Sublandlord at the address specified in the Basic Sublease provisions or at such other place as Sublandlord may from time to time designate by notice in writing to Subtenant. Each party agrees promptly to deliver a copy of any notice, demand, request, consent or approval received from Master Landlord. Any notice delivered by Sublandlord in connection with, or as a precondition to, a Default by Subtenant shall be in lieu of and not in addition to any notice to pay rent or notice to perform any covenant required under law.
19.CASp
19.1Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby advises Subtenant that (i) the Sublease Premises, as delivered to Subtenant, have not undergone an inspection by a Certified Access Specialist (“CAS”), and (ii) to Sublandlord's actual knowledge, the Building and Project have not undergone an inspection by a CASp. Sublandlord makes no representations or warranties with respect to the Sublease Premises, Building or Project complying with any applicable federal, state and local standards, codes, rules and regulations governing physical access for persons with disabilities at places of public accommodation, including, but not limited to, the Americans with Disabilities Act of 1990, California Building Standards Code, or California Health and Safety Code.
19.2The following disclosure is made pursuant to §1938 of the California Civil Code, which provides: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Sublease Premises". Notwithstanding the foregoing, if Subtenant elects to cause a CASp inspection, then the same will be performed at Subtenant's sole cost and expense, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Sublease Premises will be at Subtenant's cost and expense.
20.MISCELLANEOUS
20.1Signage. Subject to terms and restrictions of the Master Lease, the Building rules and regulations, and further subject to the prior written consent of the Master Landlord, Subtenant shall, at Subtenant's sole cost and expense, be permitted to install building standard signage for the building lobby and at the entrance of the Subleased Premises, and building monument signage (but only if there is room on the sign, and Sublandlord shall not be required to remove Sublandlord's name or the name of any other subtenant of Sublandlord to accommodate room for Subtenant's signage), provided that at the expiration of this Sublease Subtenant removes same at its cost and expense and repairs any damage to the Sublease Premises and Building caused by such installation and/or removal. Sublandlord shall not be liable for any damages to Subtenant in the event Master Landlord does not consent to Subtenant's signage, including the building monument signage.
20.2Sublandlord Representations. Sublandlord, as the tenant under the Master Lease identified in Section 1.3 above, represents and warrants to Subtenant that: (a) Exhibit B to this Sublease is a full and complete copy of the Master Lease, as redacted; (b) the Master Lease, as of the Execution Date, is in full force and effect and constitutes the entire agreement of Master Landlord and Sublandlord relating to the lease of the Sublease Premises, and (c) to the current actual knowledge of Sublandlord (without duty of inquiry or investigation), there exists no event of default under the Master Lease; (d) the person or persons executing this Sublease for Sublandlord are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease; and (e) Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord s consent.
20.3Subtenant Representations. Subtenant represents and warrants to Sublandlord that: (a) Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease and understands how such provisions pertain to the Sublease Premises and Subtenant's use and occupation thereof under this Sublease; (b) Subtenant has the right and power to execute and deliver this Sublease and to perform its obligations hereunder; (c) the person or persons executing this Sublease for Subtenant are fully authorized to so act and no other action is required to bind Subtenant to this Sublease; and (d) Subtenant is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Sublease Premises are located.
20.4Brokers. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except those Brokers specified in the Basic Sublease Provisions. Sublandlord shall be responsible for payment of a real estate commission to the Brokers pursuant to a separate agreement. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.
20.5Entire Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease is subject to amendment only by a writing that makes reference to this Sublease and is signed by all parties hereto.
20.6Waiver. No waiver of any provision of this Sublease or consent to any action shall constitute a waiver of any other provision of this Sublease or consent to any other action. No waiver or consent shall constitute a continuing waiver or consent, or commit a party to provide a future waiver, unless such provision is expressly set forth in writing. Any waiver given by a party shall be void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested.
20.7Interpretation; Headings. The terms of this Sublease have been negotiated by the parties hereto and the language used in this Sublease shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties acknowledge and agree that each party and its counsel have reviewed and revised this Sublease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Sublease. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation.
20.8Prevailing Party Rights. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys fees shall be determined by the court or arbitration panel handling the proceeding and shall be included in and as part of such judgment.
20.9Sublandlord Liability.
•Notwithstanding anything to the contrary set forth in this Sublease, (a) Sublandlord's liability to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (i) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Master Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Master Landlord s obligations under the Master Lease, (ii) lost revenues, lost profits or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (iii) any damages or other liability arising from or incurred in connection with the condition of the Sublease Premises or suitability of the Sublease Premises for Subtenant's intended use, and (b) no personal liability shall at any time be asserted or enforceable against Sublandlord's partners, members, shareholders, directors, officers or agents or any of their assets on account of any action or inaction by Sublandlord or Sublandlord's partners, members, shareholders, directors, agents, officers, employees or contractors under this Sublease.
• In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, and assumption by such transferee of the obligations of Sublandlord under this Sublease, Sublandlord shall be and is hereby relieved of all of the covenants and obligations of Sublandlord under this Sublease accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the Sublandlord and Subtenant, that any transferee has assumed and shall be obligated to carry out all covenants and obligations to be thereafter performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any then existing Security Deposit to the transferee of Sublandlord's interest in this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.
20.10Sublandlord Liability.Confidentiality. Subtenant acknowledges that the economic terms of this Sublease are confidential between Sublandlord and Subtenant. Subtenant shall not disclose the economic terms of this Sublease, including the rental rates, to any third party other than Master Landlord, Subtenant's attorneys and advisors who are assisting Subtenant in the consummation of this transaction or in the enforcement or interpretation of Subtenant's rights hereunder, or except as otherwise required by Law. Sublandlord and Subtenant each acknowledge and represent that they are exposed to, have access to, and/or maintain, respectively, certain confidential, privileged and/or highly-sensitive material and information (“Confidential Information”) in the ordinary course of their respective businesses and such information is of significant value to each of Sublandlord and Subtenant, as applicable. Accordingly, each of

Sublandlord and Subtenant covenant and agree to use reasonable efforts to implement and maintain appropriate policies and procedures, employee and affiliate trainings, and other controls, including but not limited to the maintenance of separate file cabinets and storage spaces, information technology systems and visitor sign-in sheets, to prevent the unauthorized or improper disclosure or use of Confidential Information. Sublandlord and Subtenant will comply with each other s reasonable security protocols, and if the parties come into contact with Confidential Information belonging to the other party, they shall inform the other party immediately and they shall not disclose the Confidential Information to any third party, make any use of the Confidential Information, or make the Confidential Information available to any of its employees, except as required by law. Subtenant and Sublandlord shall enter into a mutual nondisclosure agreement on a commercially reasonable form at anytime during the Sublease Term if requested by the other party.
20.11No Offer. The submission of this Sublease to Subtenant does not constitute an offer to lease, or otherwise create any right or interest of Subtenant in, the Sublease Premises. This Sublease shall become effective only upon the execution and delivery thereof by both Sublandlord and Subtenant. Sublandlord shall have no liability or obligation to Subtenant by reason of Sublandlord's rejection of this Sublease or a failure to execute, acknowledge and deliver same to Subtenant.
20.12Exhibits. All Exhibits attached to this Sublease and incorporated herein by this reference.
20.13USA Patriot Act Disclosures. Neither Subtenant nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Subtenant or of any such partner, manager, member or shareholder (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (OFAC) pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (Order); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the Orders); (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. Neither Sublandlord nor any of its constituent partners, managers, members or shareholders, nor any beneficial owner of Sublandlord or of any such partner, manager, member or shareholder (a) is listed on the Order; (b) is listed on any other Orders; (c) is engaged in activities prohibited in the Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.
20.14Joint and Several. Each Subtenant is jointly and severally liable for the performance of all obligations of Subtenant under this Sublease, including, without limitation, the payment of Rent and any other amounts due to Sublandlord. Sublandlord may enforce this Sublease against any or all of the Subtenants, individually or collectively, without waiving any rights against the others. Any notice, demand, consent, approval, or other communication given to or by any Subtenant shall be deemed to have been given to or by all Subtenants. No release, waiver, modification, or termination of this Sublease by or with respect to any Subtenant shall affect the liability or obligations of any other Subtenant.
20.15 Governing Law. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State in which the Sublease Premises are located.
20.16Invalidity. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by Law.
20.17Counterparts; Electronic Signature. This Sublease may be executed in multiple counterparts, each of which shall constitute an original, and all of which when taken together shall constitute one instrument. Delivery via facsimile or PDF transmission of a counterpart of this Sublease executed by the party(ies) making such delivery shall constitute a valid execution and delivery of this Sublease for all purposes as if such party had delivered an original counterpart. Signatures may also be transmitted using electronic signature technology. The party s further consent and agree that (a) to the extent a party signs this document using electronic signature technology, by clicking "sign", such party is signing this Sublease electronically and (b) the electronic signatures appearing on this Sublease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Execution Date.

SUBLANDLORD:

SENTI BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Tim Lu
Name:	Tim Lu
Title:	CEO

SUBTENANT:

BKPBIOTECH INC.,
a Delaware corporation

By:	/s/ Ramesh Bhatt
Name:	Ramesh Bhatt
Title:	CEO & Co-Founder

SUBTENANT:

JlSA2 THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Ramesh Bhatt
Name:	Ramesh Bhatt
Title:	CEO & Co-Founder

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the Execution Date.

SUBLANDLORD:

SENTI BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Tim Lu
Name:	Tim Lu
Title:	CEO

SUBTENANT:

BKPBIOTECH INC.,
a Delaware corporation

By:	/s/ Hieu Tran
Name:	Hieu Tran
Title:	VP of Operations, Chief of Staff

SUBTENANT:

JlSA2 THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Hieu Tran
Name:	Hieu Tran
Title:	VP of Operations, Chief of Staff

EXHIBIT A
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EXHIBIT B
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EXHIBIT C
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EXHIBIT D
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EXHIBIT E

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